Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion by reference in this Registration Statement of Cycurion Inc. on Form S-8 of our report dated April 17, 2025 with respect to our audits of the consolidated financial statements of Cycurion Inc. as of December 31,2024 and 2023 and for the years then ended.

We also consent to the reference of WWC, P.C., as an independent registered public accounting firm, as “Experts” in matters of accounting.

San Mateo, California	WWC, P.C.
June 11, 2025	Certified Public Accountants
PCAOB ID: 1171